Exhibit 10.12.1
WAIVER, CONSENT AND AMENDMENT NO. 15
TO SALE AND SERVICING AGREEMENT
     This WAIVER, CONSENT AND AMENDMENT NO. 15 TO SALE AND SERVICING AGREEMENT (this “Amendment”), is dated as of February 10, 2009, among CapitalSource Funding III LLC, as seller (together with its successors and assigns, in such capacity, the “Seller”), CapitalSource Finance LLC, as originator (together with its successors and assigns, in such capacity, the “Originator”) and as servicer (together with its successors and assigns, in such capacity, the “Servicer”), Wachovia Bank, National Association, as a purchaser (together with its successors and assigns, “WBNA”), Wachovia Capital Markets, LLC, as the administrative agent (together with its successors and assigns, in such capacity, the “Administrative Agent”) and as the purchaser agent for WBNA (together with its successors and assigns, in such capacity, “WBNA Agent”), Wells Fargo Bank, National Association (“Wells Fargo”), not in its individual capacity but as the backup servicer (together with its successors and assigns, in such capacity, the “Backup Servicer”) and not in its individual capacity but as the collateral custodian (together with its successors and assigns, in such capacity, the “Collateral Custodian”) and Wachovia Bank, National Association, not in its individual capacity but as the hedge counterparty (together with its successors and assigns, in such capacity, the “Hedge Counterparty”). Capitalized terms used but not defined herein have the meanings provided in the Sale and Servicing Agreement (as defined below).
RECITALS
     WHEREAS, the above-named parties (other than WBNA, as a purchaser) have entered into the Sale and Servicing Agreement, dated as of April 20, 2004 (such agreement as amended, modified, supplemented, waived or restated from time to time, the “Sale and Servicing Agreement”); and
     WHEREAS, pursuant to and in accordance with Section 13.1 of the Sale and Servicing Agreement, the parties hereto desire to provide for certain amendments to the Sale and Servicing Agreement as provided for herein;
     NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     SECTION 1. AMENDMENTS.
     (a) The cover of the Sale and Servicing Agreement is hereby amended by deleting reference to the number “150,000,000” and replacing it with the number “100,000,000”.
     (b) The definition of “Change-in-Control” in Section 1.1 of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:
     “Change-in-Control”: Means (a) any Person or two or more Persons acting in concert shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of CapitalSource Inc. (or other securities convertible into such Voting Stock) representing 33-1/3% or more of the combined voting power of all Voting Stock of CapitalSource Inc., (b) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of CapitalSource Inc. and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), (c) the failure of CapitalSource Inc. to own (directly or through wholly owned subsidiaries) 99.9% of the outstanding Voting Stock of CapitalSource TRS LLC (f/k/a CapitalSource TRS Inc.) or any Servicing Guarantor, (d) the failure of CapitalSource TRS LLC (f/k/a CapitalSource TRS Inc.) to own (directly or through wholly owned subsidiaries) 99.9% of the outstanding Voting Stock of the Originator or any Servicing Guarantor, (e) the creation or imposition of any Lien on any limited liability company membership interests in the Seller; provided, however, that it shall not be a Change-in-Control if a Lien on such limited liability membership interests of the Seller shall be created or imposed in favor of WBNA, as agent, or its successors, assigns or subsequent transferees in such capacity, in connection with (i) that certain Credit Agreement, dated as of March 14, 2006, by and among CapitalSource Inc., the guarantors listed therein, the lenders listed therein, WBNA and Bank of America, N.A., and all Credit Documents (as defined therein) thereunder, (ii) that certain Pledge Agreement, dated as of December 23, 2008, by and among CapitalSource Inc., its direct and indirect subsidiaries listed therein, WBNA, the Collateral Custodian and the Servicer, and (iii) that certain Security Agreement, dated as of December 23, 2008, by and among CapitalSource Inc., its direct and indirect subsidiaries listed therein and WBNA or (f) the failure by the Originator to own all of the limited liability company membership interests in the Seller; provided, however, that it shall not be a Change-in-Control if WBNA, or its successors, assigns or subsequent transferees, shall own such limited liability membership interests of the Seller. Notwithstanding the foregoing, solely for the purpose of determining whether there has been a Change-in-Control pursuant to clause (a) above, any purchase by one or more Excluded Persons which increases any of such Excluded Persons’ direct or indirect ownership interest (whether individually or in the aggregate) in the Voting Stock of CapitalSource Inc. shall not constitute a Change-in-Control even if the amount of Voting Stock acquired or controlled by such Excluded Person(s) exceeds (whether individually or in the aggregate) 33-1/3% of the combined voting power of all Voting Stock of the Originator, any Servicing Guarantor or CapitalSource Inc., as applicable; provided that for so long as any of such Excluded Persons’ direct or indirect ownership interest in the Voting Stock of the Originator, any Servicing Guarantor or CapitalSource Inc. exceeds (individually or in the aggregate) 33-1/3% of the combined voting power of all Voting Stock of the Originator, any Servicing Guarantor or CapitalSource Inc., as applicable, the initiation by the Originator, any Servicing Guarantor or CapitalSource Inc. of any action intended to terminate or having the effect of terminating the registration of its securities under Section 12(g) of the Exchange Act or intended to suspend or having the effect of suspending its obligation to file reports with the U.S. Securities and Exchange Commission under Sections 13 and 15(d) of the Exchange Act, shall constitute a Change-in-Control. “Excluded Person” shall mean each of John Delaney, Farallon Capital Management, LLC and Madison Dearborn Partners, LLC and their Affiliates. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act.”

     (c) The definition of “Credit Party” in Section 1.1 of the Sale and Servicing Agreement is hereby amended by deleting reference to the company “CapitalSource TRS Inc.” and replacing it with the company “CapitalSource TRS LLC (f/k/a CapitalSource TRS Inc.)”.
     (d) The definition of “Facility Amount” in Section 1.1 of the Sale and Servicing Agreement is hereby amended by deleting reference to the number “150,000,000” and replacing it with the number “100,000,000”.
     (e) The definition of “Minimum Pool Yield” in Section 1.1 of the Sale and Servicing Agreement is hereby amended by deleting reference to the percentage “3.25%” and replacing it with the percentage “2.15%”.
     (f) Section 2.1(a) of the Sale and Servicing Agreement is hereby amended by deleting reference to the number “150,000,000” and replacing it with the number “100,000,000”.
     (g) Section 2.3(a) of the Sale and Servicing Agreement is hereby amended by deleting reference to the number “25,000,000” and replacing it with the number “15,000,000”.
     (h) Section 3.2(b) of the Sale and Servicing Agreement is hereby amended by deleting reference to the number “25,000,000” in clause (iii) thereof and replacing it with the number “15,000,000”.
     (i) The signature page for WBNA is hereby amended by deleting reference to the number “150,000,000” and replacing it with the number “100,000,000”.
     SECTION 2. WAIVER.
     Solely with respect to each Determination Date that occurs in December 2008, January 2009, February 2009 and March 2009 where the Average Portfolio Charged-Off Ratio exceeds 4.0%, each of the Seller, the Servicer, the Backup Servicer, the Collateral Custodian, the Administrative Agent and the Secured Parties hereby agree to a one-time waiver per each such Determination Date of such Termination Event as set forth in Section 10.1(c) of the Sale and Servicing Agreement; provided, however, that no waiver is granted hereby for any Determination Date not set forth in this Section 2.
     SECTION 3. CONSENT.
     Pursuant to Section 5.2(j) of the Sale and Servicing Agreement, the Administrative Agent and each Purchaser Agent hereby consent to the amendment to the operating agreement of the Seller as set forth on Exhibit A hereto.
     SECTION 4. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.
     Except as specifically amended hereby, all provisions of the Sale and Servicing Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Sale and Servicing Agreement, and corresponding references thereto or therein such as “hereof,” “herein,” or words of similar effect referring to the Sale and Servicing Agreement shall be deemed to mean the Sale and Servicing Agreement as amended hereby. This

Amendment shall not constitute a novation of the Sale and Servicing Agreement, but shall constitute an amendment thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Sale and Servicing Agreement other than as expressly set forth herein.
     SECTION 5. REPRESENTATIONS.
     Each of the Originator, the Servicer and the Seller, severally for itself only, represents and warrants as of the date of this Amendment as follows:
     (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;
     (ii) the execution, delivery and performance by it of this Amendment and the Sale and Servicing Agreement as amended hereby are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;
     (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Sale and Servicing Agreement as amended hereby by or against it;
     (iv) this Amendment has been duly executed and delivered by it;
     (v) each of this Amendment and the Sale and Servicing Agreement as amended hereby constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
     (vi) there is no Termination Event or Unmatured Termination Event that has not been otherwise waived in this Amendment.
     SECTION 6. CONDITIONS TO EFFECTIVENESS.
     The effectiveness of this Amendment is conditioned upon: (i) payment of the outstanding fees and disbursements of the Purchasers; (ii) payment of the outstanding fees and disbursements of Dechert LLP, as counsel to the Administrative Agent and the Purchasers; (iii) delivery of executed signature pages by all parties hereto to the Administrative Agent; (iv) delivery of a duly executed Variable Funding Note in the name of “Wachovia Capital Markets, LLC, as the WBNA Agent” and in the face amount equal to $100,000,000; and (v) delivery and execution of certain amendments to each Purchaser Fee Letter by the parties thereto.
     SECTION 7. MISCELLANEOUS.
     (a) Without in any way limiting any other obligation hereunder or under the Transaction Documents, the Seller agrees to provide, from time to time, any additional documentation and to execute additional acknowledgements, amendments, instruments or other agreements as may be reasonably requested and required by the Administrative Agent to effectuate the foregoing.
     (b) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
     (c) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
     (d) This Amendment may not be amended or otherwise modified except as provided in the Sale and Servicing Agreement.
     (e) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
     (f) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural number, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
     (g) This Amendment and the Sale and Servicing Agreement represent the final agreement among the parties with respect to the matters set forth therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties with respect to such matters.
     (h) Each of the Purchasers and Purchaser Agents party hereto agree to use commercially reasonable efforts to promptly deliver for cancellation any and all Variable Funding Notes issued under the Sale and Servicing Agreement prior to the date of this Amendment and held by such Purchaser or Purchaser Agent to Patton Boggs LLP, as counsel for the Seller, at 2001 Ross Avenue, Suite 3000, Dallas, TX 75201, Attn: James L. Baker.
     (i) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE SALE AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE SALE AND SERVICING AGREEMENT.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CAPITALSOURCE FUNDING III LLC, as Seller
By:	/S/ JEFFREY A. LIPSON
	Name:	Jeffrey A. Lipson
	Title:	Vice President and Treasurer

CAPITALSOURCE FINANCE LLC, as Originator and as Servicer

By:	/S/ JEFFREY A. LIPSON
	Name:	Jeffrey A. Lipson
	Title:	Vice President and Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Purchaser
By:	/S/ RAJ SHAH
	Name:	Raj Shah
	Title:	Managing Director

WACHOVIA CAPITAL MARKETS, LLC, as the Administrative Agent and as the WBNA Agent

By:	/S/ MIKE ROMANZO
	Name:	Mike Romanzo
	Title:	Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as the Backup Servicer and as the Collateral Custodian

By:	/S/ JEANINE C. CASEY
	Name:	Jeanine C. Casey
	Title:	Vice President